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                                                                    Exhibit 23.5




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated June 18, 1999 on our audit of the financial statements and supplemental schedule of the AmeriGas Propane, Inc. Savings Plan for the three months ended December 31, 1998 and the year ended September 30, 1998 and our report dated June 9, 1999 on our audit of the financial statements and supplemental schedules of the UGI Utilities, Inc. Savings Plan for the three months ended December 31, 1998 and the year ended September 30, 1998, included in UGI Corporation's Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 2) for the fiscal year ended September 30, 1998, into UGI Corporation's previously filed Form S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; Form S-8 Registration Statement No. 33-61722; Form S-8 Registration Statement No. 333-22305 and Form S-8 Registration Statement No. 333-37093.







Arthur Andersen LLP
Chicago, Illinois
June 29, 1999